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                                                                    EXHIBIT (21)

                        RUSSELL CORPORATION SUBSIDIARIES

                                                               JURISDICTION
NAME                                                         OF INCORPORATION
----                                                         ----------------

Domestic:

Alexander City Flying Service, Inc.                               Alabama

Cross Creek Apparel, LLC                                      North Carolina

Cross Creek Holdings, Inc.                                       Delaware

DeSoto Mills, Inc.                                                Alabama

Jerzees Apparel, LLC                                              Georgia

Mossy Oak Apparel Company                                        Delaware

RINTEL Properties, Inc.                                          Delaware

Russell Apparel, LLC                                              Alabama

Russell Asset Management, Inc.                                   Delaware

Russell Corporation (Delaware)                                   Delaware

Russell Financial Services, Inc.                                 Delaware

Russell Servicing Company, Inc.                                   Alabama

Russell Yarn LLC                                                  Alabama


Foreign:

Athletic de Camargo, S.A. de C.V.                                 Mexico

Citygate Textiles Limited                                     United Kingdom

Cross Creek de Honduras, S.A. de C.V.                            Honduras

Cross Creek de Jimenez, S.A. de C.V.                              Mexico

Eagle R Holdings Limited                                      United Kingdom

Jerzees Campeche, S.A. de C.V.                                    Mexico

Jerzees Choloma, S.A.                                            Honduras

Jerzees Buena Vista, S.A.                                        Honduras

Jerzees de Honduras, S.A. de C.V.                                Honduras

Jerzees Yucatan, S.A. de C.V.                                     Mexico

Ruservicios, S.A                                                 Honduras

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                                                                    EXHIBIT (21)

                        RUSSELL CORPORATION SUBSIDIARIES

                                                               JURISDICTION
NAME                                                         OF INCORPORATION
----                                                         ----------------

Russell Co-Op LLC                                                  Guam

Russell Corp. Australia Pty. Ltd.                                Australia

Russell Corp. Bangladesh Limited                                Bangladesh

Russell Corp. Canada Ltd.                                         Canada

Russell Corp. Far East Limited                                   Hong Kong

Russell CZ s.r.o.                                             Czech Republic

Russell del Caribe, Inc.                                        Puerto Rico

Russell do Brasil Ltda                                            Brazil

Russell Europe Limited                                        United Kingdom

Russell Foreign Sales, Ltd.                                      Barbados

Russell France, S.A.R.L.                                          France

Russell Germany, GmbH                                             Germany

Russell Holdings Europe B.V.                                    Netherlands

Russell Italy S.r.L.                                               Italy

Russell Japan KK                                                   Japan

Russell Mexico, S.A. de C.V.                                      Mexico

Russell Spain, S.L.                                                Spain

Servicios Russell, S.A. de C.V.                                   Mexico